Exhibit 21.1

                 Direct and Indirect Subsidiaries of the Company
                        (without regard to significance)

NAME                                                   JURISDICTION OF INCORPORATION
ICVerify, Inc.                                         Delaware
ICVerify GmbH                                          Germany
EZCharge, Inc.                                         Maryland
CyberCash India Private Limited                        India
Reston Parkway I, Inc.                                 Delaware
Reston Parkway II, Inc.                                Delaware
CyberCash International C.V.                           The Netherlands
CC International B.V.                                  The Netherlands
CyberCash Japan C.V.                                   The Netherlands
CyberCash K.K.                                         Japan
CyberCash Asia Limited                                 Hong Kong
CyberCash GmbH                                         Germany
CyberCash (UK) Limited                                 United Kingdom